                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): October 21, 1999
                                                        -----------------

                         SATCON TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


            Delaware            001-11512           04-2857552
--------------------------------------------------------------------------------
 (State or Other              (Commission        (IRS Employer
 Jurisdiction of              File Number)       Identification No.)
 Incorporation)


               161 First Street, Cambridge, Massachusetts         02142
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                     (Zip Code)


    Registrant's telephone number, including area code:      (617) 661-0540
                                                            -----------------


                                Not Applicable
                                --------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                                                                            Page
                                                                            ----
a)  Financial Statements of Ling Electronics, Inc. and
    its Subsidiary

    Report of Independent Accountants                                         1

    Financial Statements:

         Consolidated Balance Sheets                                          2

         Consolidated Statements of Operations                                3

         Consolidated Statements of Shareholder's Deficit                     4

         Consolidated Statements of Cash Flow                                 5

         Notes to Consolidated Financial Statements                           6

b)  Unaudited Pro Forma Combined Consolidated Financial Statements

    Introduction to Unaudited Pro Forma Combined Consolidated Financial
       Statements                                                            14

    Unaudited Pro Forma Combined Consolidated Financial Statements:

         Unaudited Pro Forma Combined Consolidated Balance Sheet
           as of September 30, 1999                                         15

         Unaudited Pro Forma Combined Consolidated Statement of
           Operations for the year ended September 30, 1999                 16

         Unaudited Pro Forma Combined Consolidated Statement of
           Operations for the year ended September 30, 1998                 17

         Notes to Unaudited Pro Forma Combined Consolidated
           Financial Statements                                             18

c) Exhibits
   None.

d) Signatures                                                               19


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of Ling Electronics, Inc. and Subsidiary

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Ling Electronics, Inc. and its subsidiary at September 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                     /s/ PricewaterhouseCoopers LLP

Albany, New York
December 3, 1999

LING ELECTRONICS, INC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                        1999          1998
                                                       -------       -------
ASSETS
Current assets:
    Cash and cash equivalents                          $    64       $    44
    Accounts receivable, less allowance of $113 in
     1999 and $99 in 1998                                2,377         3,698
    Inventories, net                                     2,807         2,524
    Prepaid expenses and other assets                      122           106
                                                       -------       -------

      Total current assets                               5,370         6,372

Property and equipment, net                                394           392
                                                       -------       -------

      Total assets                                     $ 5,764       $ 6,764
                                                       =======       =======
LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
    Accounts payable                                   $   409       $ 1,423
    Accrued liabilities                                    811         1,143
    Advance due Parent Company                           6,907         5,474
                                                       -------       -------

      Total liabilities                                  8,127         8,040
                                                       -------       -------
Commitments and contingencies

Shareholder's deficit:
    Common stock, par value $0.01, 5,000,000 shares
     authorized, 32,398 shares issued                      --            --
    Additional paid-in capital                           1,636         1,636
    Retained deficit                                    (3,988)       (2,901)
    Accumulated other comprehensive loss                   (11)          (11)
                                                       -------       -------

      Total shareholder's deficit                       (2,363)       (1,276)
                                                       -------       -------

      Total liabilities and shareholder's deficit      $ 5,764       $ 6,764
                                                       =======       =======

                 The accompanying notes are an integral part
                   of the consolidated financial statements.

LING ELECTRONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                      1999           1998
                                    --------       --------
Net sales                           $  8,372       $ 12,234
Cost of sales                          6,213          8,986
                                    --------       --------

      Gross profit                     2,159          3,248

Operating expenses:
    Product development                  188             99
    Selling and commissions            1,427          1,772
    General and administrative         1,631          1,812
                                    --------       --------

      Total operating expenses         3,246          3,683
                                    --------       --------

      Net loss                      $ (1,087)      $   (435)
                                    ========       ========

                 The accompanying notes are an integral part
                   of the consolidated financial statements.

LING ELECTRONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDER'S DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                             ACCUMULATED
                                                                ADDITIONAL                      OTHER         TOTAL
                                            COMMON STOCK          PAID-IN      RETAINED      COMPREHENSIVE  SHAREHOLDER'S
                                          SHARES     AMOUNT       CAPITAL       DEFICIT      INCOME (LOSS)    DEFICIT
                                         --------  ----------  -------------  -----------   --------------  -----------
Balances, September 30, 1997              32,398   $       -    $  1,636       $  (2,466)       $ (19)      $    (849)

Comprehensive income (loss):
  Net loss                                                                          (435)                        (435)
  Foreign currency translation
   adjustment                                                                                       8               8
                                                                                                            ---------
  Total comprehensive loss                                                                                       (427)
                                         --------  ---------   ---------      ----------        -----       ---------

Balances, September 30, 1998              32,398          -       1,636          (2,901)         (11)         (1,276)

Comprehensivce income (loss):
  Net loss                                                                       (1,087)                      (1,087)
  Foreign currency translation
   adjustment                                                                                       -                -
                                                                                                            ---------
 Total comprehensive loss                                                                                     (1,087)
                                         --------  ---------   ---------      ----------        -----       ---------
Balances, September 30, 1999              32,398   $       -    $  1,636       $  (3,988)       $ (11)      $  (2,363)
                                         ========  =========   =========      ==========        =====       =========

                 The accompanying notes are an integral part
                   of the consolidated financial statements.

LING ELECTRONICS, INC. AND SUBSIDARY
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEAS ENDED SEPTEMBER 30, 1999 AND 1998
--------------------------------------------------------------------------------

                                                             1999      1998
                                                            -------   -------
Cash flows from operating activities:
    Net loss                                                $(1,087)  $  (435)
    Adjustments to reconcile net loss to net cash used
       in operating activities:
      Allowance for doubtful accounts                            14         5
      Reserve for obsolete inventory                            (41)      (46)
      Depreciation and amortization                             135       139
      Loss on sale of fixed asset                                 4      --
      Foreign currency translation adjustment                  --           8
      Changes in operating assets and liabilities:
        Accounts receivable                                   1,307      (468)
        Inventories                                            (242)     (156)
        Prepaid expenses and other assets                       (16)        5
        Accounts payable                                     (1,014)      198
        Accrued liabilities                                    (332)      261
                                                            -------   -------

    Net cash used in operating activities                    (1,272)     (489)
                                                            -------   -------
Cash flows from investing activities:
      Purchases of property and equipment                      (141)      (90)
                                                            -------   -------

    Net cash used in investing activities                      (141)      (90)
                                                            -------   -------
Cash flows from financing activities:
      Advances from Parent Company                            1,433       586
                                                            -------   -------

    Net cash provided by financing activities                 1,433       586
                                                            -------   -------
Increase in cash and cash equivalents                            20         7
Cash and cash equivalents - beginning of year                    44        37
                                                            -------   -------

Cash and cash equivalents - end of year                     $    64   $    44
                                                            =======   =======

                 The accompanying notes are an integral part
                   of the consolidated financial statements.

LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ling Electronics, Inc. (the "Company"), of Anaheim California, designs, manufacturers and markets electro-dynamic vibration test systems, high-intensity sound transducers, power conversion equipment and power amplifiers used to perform reliability testing and stress screening during product development and quality control. This mode of testing is used by industry and the military to reveal design and manufacturing flaws in a broad range of precision products, from satelite parts to computer components.

On October 21, 1999, SatCon Technology Corporation ("SatCon") completed its acquisition of the Company from Mechanical Technology, Incorporated. (the "Parent Company") in connection with an additional investment by the Parent Company of approximately $7,000 in SatCon. In consideration for the acquisition of the Company and the Parent Company's investment, the Parent Company will receive 1,800,000 shares of SatCon's common stock, $.01 par value per share, and warrants to purchase an additional 100,000 shares of SatCon's common stock. The Parent Company funded $2,570 of its investment in SatCon on October 21, 1999, and will make the remaining investment by the end of January 2000. In addition, SatCon will also receive warrants to purchase 100,000 shares of the Parent Company's common stock. In connection with the acquisition, the advances due to the Parent Company were contributed to capital by the Parent Company.

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its sister company (a wholly-owned subsidiary of the Parent Company) Ling Electronics, Ltd., after eliminating intercompany accounts and transactions.

Use of Estimates
----------------

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consist of cash and highly liquid short-term investments with maturities of less than three months. Cash and cash equivalents are carried at cost, which approximates market.

Inventories
-----------
Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

Property and Equipment
----------------------

Property and equipment are stated at cost and depreciated (or amortized in the case of leasehold improvements) using primarily the straight-line method over their estimated useful lives ranging from 3 to 10 years. Significant additions or improvements extending assets' useful lives are capitalized; normal maintenance and repair costs are expensed as incurred. The cost of fully depreciated (or amortized) assets remaining in use are included in the respective asset and accumulated depreciation (or amortization) accounts. When items are sold or retired, related gains or losses are included in operations.

LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Assessments whether there has been a permanent impairment in the value of property and equipment are periodically performed by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. Management believes no permanent impairment has incurred.

Revenue Recognition
-------------------

Sales of products are recognized when products are shipped to customers. Sales of products under long-term contracts are recognized under the percentage-of-completion method. Percentage-of-completion is based on the ratio of incurred costs to current estimated total costs at completion. Total contract losses are charged to operations during the period such losses are estimable.

Foreign Currency Translation
----------------------------

The assets and liabilities of the Company's foreign subsidiary are translated at year-end rates of exchange, and revenues and expenses are translated at the average rates of exchange prevailing for the year. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated in shareholder's equity.

Income Taxes
------------

The Company follows Statement of Financial Accounting Standards ("SFAS")
No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on the enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the taxes payable for the period and the change during the period in deferred tax assets and liabilities.

The Company will be included in the consolidated federal tax return filed by the Parent Company through October 21, 1999, the date the Company was sold to SatCon Technology Corporation. The Company's tax provision has been computed using the separate return method for the allocation of federal income taxes. Deferred taxes are recorded on the separate company financial statements until the underlying temporary differences giving rise to the deferred taxes turn and the taxes become currently payable/receivable.

Comprehensive Income
--------------------

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS
No. 130, "Reporting Comprehensive Income," which established standards for the reporting and display of comprehensive income. The Company has adopted SFAS
No. 130 effective October 1, 1997. Comprehensive income includes such items as foreign currency translation adjustments, etc. These amounts are presented as a component of shareholder's deficit, consistent with the Company's previous practice. SFAS No. 130 does not affect current principles of measurement of revenues and expenses and accordingly, the adoption of SFAS No. 130 had no effect on the Company's results of operations or financial position.

LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

2. BASIS OF PRESENTATION

The Company's consolidated financial statements have been presented on the basis that it will continue as a going-concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.
The Company reported net losses of $1,087 and $435 for the years ended
September 30, 1999 and 1998, respectively, and had a deficit in equity of $2,363 at September 30, 1999.

However, as discussed in Note 1, the Company was acquired on October 21, 1999 by SatCon. Therefore, these financial statements do not consider whether the Company will continue as a going concern. Continuation will be dependent on business decision made by the management of SatCon, funding provided by SatCon and the Company's results of operations.

3. INVENTORIES

Inventories at September 30, consist of the following:

                                                     1999      1998
Finished goods                                     $    -     $   32
Work in progress                                      794        685
Raw materials, components and assemblies            2,312      2,147
                                                   ------     -------
                                                    3,106      2,864

Less, provision for obsolete inventory               (299)      (340)
                                                   ------     ------
                                                   $2,807     $2,524
                                                   ======     ======


LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

4. PROPERTY AND EQUIPMENT

Property and equipment at September 30, consists of the following:

                                                  1999     1998

Leasehold improvements                          $   453  $   446
Machinery and equipment                           1,783    1,776
Furniture and fixtures                              560      561
Computer equipment and software                     374      359
Jigs, dies and molds                                201      191
Construction in progress                             78        -
Vehicles                                             36       36
                                                -------  -------
                                                  3,485    3,369
Less, accumulated depreciation and
 amortization                                    (3,091)  (2,977)
                                                -------  -------
                                                $   394  $   392
                                                =======  =======

Depreciation and amortization expense was $135 and $139 for the years ended September 30, 1999 and 1998, respectively. Repairs and maintenance expense was $103 and $122 for the years ended September 30, 1999 and 1998, respectively.

5.   COMMITMENTS AND CONTINGENCIES

Litigation
----------

During October 1998, a legal action brought by a group of investors against the Parent Company related to a stock purchase agreement and side letter agreements for the sale of the stock of the Company was determined in favor of the Parent Company.

In February 1995, the Company made a voluntary disclosure to the United States Department of Commerce regarding unlicensed exports of certain products shipped in the first four months of fiscal 1995. The Company has fully cooperated with the Office of Export Enforcement, which has not taken any action to-date. Possible administrative sanctions include: no action; a warning letter; denial of export privileges; and/or imposition of civil penalties. Foreign sales represent a significant portion of the Company's total revenue. The final outcome of this matter is not presently determinable and, therefore, no provision for any liability that may result has been recorded in the Company's financial statements.

LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

5. COMMITMENTS AND CONTINGENCIES, CONTINUED

Lease Commitments
-----------------

Future minimum rental payments required under noncancelable operating leases are: $409 in 2000; $424 in 2001; $440 in 2002; and $344 in 2003. Rent expense under all leases was $372 for the years ended September 30, 1999 and 1998, respectively.

Future minimum rental income under non-cancelable operating sub-leases are:
$160 in 2000; and $92 in 2001. Rental income under all sub-leases was $164 for the year ended September 30, 1999. There was no rental income for the year ended September 30, 1998.

Employee Savings Plan
---------------------

The Parent Company maintains a voluntary savings and retirement plan (Internal Revenue Code Section 401(k) Plan) covering substantially all employees. The plan allows eligible employees to contribute a percentage of their pretax compensation and allows the Parent Company's management to make discretionary matching contributions. The investment of contributions to the plan is self-directed by the participants in the plan.

6. INCOME TAXES

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates.

There was no income tax expense or benefit for the years ended September 30, 1999 or 1998.

The significant components of deferred income tax expense (benefit) for the years ended September 30, are as follows:


                                                     1999       1998
Deferred tax (benefit) expense                       $ (21)     $  62
Net operating loss carryforward - federal             (274)      (132)
Net operating loss carryforward - state                (36)       (18)
Net operating loss carryforward - foreign              (46)       (60)
                                                     -----       ----
                                                      (377)      (148)
Change in valuation allowance                          377        148
                                                     -----       ----
                                                     $   -       $  -
                                                     =====       ====


LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6. INCOME TAXES, CONTINUED

The Company's effective income tax rate from continuing operations differed from the federal statutory rate as follows:

                                                            1999    1998
Federal statutory tax rate                                  -34%    -34%
State taxes, net of federal tax effect                        0%      0%
Change in valuation allowances                               35%     34%
Other, net                                                   -1%      0%
                                                            ----    ----
                                                              0%      0%
                                                            ====    ====

The deferred tax assets and liabilities as of September 30, consist of the following tax effects relating to temporary differences and carryforwards:

                                                          1999      1998
Current deferred tax assets:
 Bad debt reserve                                       $    45   $   30
 Inventory valuation                                        119      154
 Inventory capitalization                                    23       18
 Vacation pay                                                29       40
 Warranty and other sale obligations                         68       12
 Other reserves and accruals                                  8        3
                                                        -------  -------
                                                            292      257
 Valuation allowance                                       (292)    (257)
  Net current deferred tax assets                       $     -   $    -
                                                        =======  =======
                                                         1999     1998
  Noncurrent deferred tax assets:
   Net operating loss - federal                         $ 1,048   $  774
   Net operating loss - state                               159      123
   Net operating loss - foreign                             183      137
   Property, plant and equipment                             12       26
                                                        -------  -------
                                                          1,402    1,060
   Valuation allowance                                   (1,402)  (1,060)
                                                        -------  -------
     Net noncurrent deferred tax assets                 $     -  $     -
                                                        =======  =======

LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6. INCOME TAXES, CONTINUED

The valuation allowance is $1,694 and $1,317 at September 30, 1999 and 1998, respectively. During the year ended September 30, 1999, the valuation allowance increased by $377.

At September 30, 1999, the Company has unused federal net operating loss carryforwards of approximately $3,083. The federal net operating loss carryforwards, if unused, will begin to expire in 2009. The use of $1,887 of these carryforwards is limited on an annual basis, pursuant to the Internal Revenue Code, due to certain changes in ownership and equity transactions.
At September 30, 1999, the Company has unused state net operating loss carryforwards of approximately $1,766. The state net operating loss carryforwards, if unused, will begin to expire in 2000. The use of $1,163 of these carryforwards is limited on an annual basis. At September 30, 1999, the Company has unused foreign net operating losses of approximately $592. The acquisition of the Company in October 1999 by SatCon will further limit the availability of the loss carryforward.

The Company made cash payments, net of refunds, for income taxes of $3 and $2 for the years ended September 30, 1999 and 1998, respectively.

7. SEGMENT AND CONCENTRATION INFORMATION

The Company operates in a single industry segment and sells its products on a worldwide basis with its principal markets listed in the table below:

                                           1999        1998
Geographic
  United States                           $5,849    $ 8,120
  Europe                                   1,015      1,142
  Japan                                      531      1,514
  Pacific Rim                                543        847
  China                                      278        466
  Canada                                      97         54
  Rest World                                  59         91
                                          ------    -------
  Total sales                             $8,372    $12,234
                                          ======    =======

Sales concentrations to individual customers consisted primarily of sales to one and two customers, which were approximately $834 and $2,736 and represented approximately 10% and 22% of consolidated sales for the years ended September 30, 1999 and 1998, respectively. No other customer accounted for more than 10% of consolidated sales for the years ended September 30, 1999 or 1998.

LING ELECTRONICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1999 AND 1998 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

7. SEGMENT AND CONCENTRATION INFORMATION, CONTINUED

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable. Accounts receivable for one and three customers were approximately $739 and $772 and represented approximately 31% and 21% of consolidated accounts receivable at September 30, 1999 and 1998, respectively. No other customer accounted for more than 10% of consolidated accounts receivable at September 30, 1999 or 1998.

8. RELATED PARTY TRANSACTIONS

The Parent Company periodically advances cash to the Company to fund working capital requirements. The Parent Company advanced the Company $1,433 and $586 for the years ended September 30, 1999 and 1998, respectively. These cash advances have been accumulated and recorded as advances due Parent Company, do not bear interest and are payable at the discretion of the Parent Company.

The Parent Company assesses the Company an annual charge to absorb administrative overhead costs incurred at the Parent Company. This charge was $524 and $484 for the years ended September 30, 1999 and 1998, and has been recorded as a component of general and administrative expenses.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

  On October 21, 1999, SatCon Technology Corporation ("SatCon") completed its acquisition of Ling Electronics, Inc. and Ling Electronics, Ltd. (collectively, "Ling") from Mechanical Technology Incorporated ("MTI"). In consideration for the acquisition of Ling, MTI received $70,000 and 770,000 shares of SatCon's common stock, $0.01 par value per share.

  The following unaudited pro forma combined consolidated balance sheets as of September 30, 1999 and the unaudited pro forma combined consolidated statements of operations for the years ended September 30, 1999 and 1998 give effect to the acquisition described above accounted for under the purchase method of accounting. The unaudited pro forma combined consolidated financial statements are based on historical consolidated financial statements of SatCon and Ling under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined consolidated financial statements.

  The unaudited pro forma combined consolidated balance sheet assumes that the acquisition was consummated on September 30, 1999 and the unaudited pro forma combined consolidated statements of operations for the years ended September 30, 1999 and 1998 assumes the acquisition was consummated on October 1, 1998 and October 1, 1997, respectively.

  For purposes of presenting the unaudited pro forma combined consolidated balance sheet, Ling's assets and liabilities have been recorded at their estimated fair values and the excess purchase price has been assigned to goodwill. These fair values are based on preliminary estimates. Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting that could be material to SatCon's financial statements.

  The unaudited pro forma combined consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisition had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma combined consolidated financial statements should be read in conjuction with the historical consolidated financial statements of SatCon and Ling.

                          SATCON TECHNOLOGY CORPORATION
                          UNAUDITED PRO FORMA COMBINED
                          CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                             AS OF SEPTEMBER 30, 1999
                                                                               ---------------------------------------------------
                                                                                 SATCON        LING        PRO FORMA     PRO FORMA
                                                                               HISTORICAL   HISTORICAL    ADJUSTMENTS    COMBINED
                                                                               ----------   ----------    -----------    ---------
                                     ASSETS
Current assets:
      Cash and cash equivalents ............................................       2,533          64          (70)(1)        2,527
      Accounts receivable, net .............................................       2,799       2,377                         5,176
      Unbilled contract costs and fees, net ................................       1,462                                     1,462
      Inventory ............................................................       3,698       2,807                         6,505
      Prepaid expenses and other current assets ............................         347         122          (18)(3)          451
      Amounts due from related party .......................................           2                                         2
                                                                                --------     -------     --------         --------
             Total current assets ..........................................      10,841       5,370          (88)          16,123
Property and equipment,  net ...............................................       3,261         394         (244)(2)        3,411
Intangibles, net ...........................................................       3,194                    3,450 (3)        6,644
Other long-term assets .....................................................         104                                       104
                                                                                --------     -------     --------         --------
             Total assets ..................................................    $ 17,400     $ 5,764     $  3,118         $ 26,282
                                                                                ========     =======     ========         ========

               LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable .....................................................       1,563         409                         1,972
      Accrued payroll and payroll related expenses .........................         480         309                           789
      Deferred revenue .....................................................         113          14                           127
      Accrued losses from investment in Beacon Power Corporation ...........         203                                       203
      Other accrued expenses ...............................................         621         488           82 (3)        1,191
      Advance due Parent Company ...........................................           0       6,907       (6,907)(4)            -
      Current portion of long-term debt ....................................          16                                        16
                                                                                --------     -------     --------         --------
             Total current liabilities .....................................       2,996       8,127       (6,825)           4,298
                                                                                --------     -------     --------         --------
Long term liabilities:
      Long term debt .......................................................          34                                        34
      Other long-term liabilities ..........................................          30                                        30
                                                                                --------     -------     --------         --------
             Total long term liabilities ...................................          64                                        64
                                                                                --------     -------     --------         --------

Redeemable convertible preferred stock .....................................       4,894                                     4,894

Commitments

                          STOCKHOLDERS' EQUITY


Preferred stock ............................................................           -                                         -
Common stock ...............................................................          96                        8 (5)          104
Additional paid-in capital .................................................      37,074       1,636        5,936 (4),(5)   44,646
Common stock held in escrow ................................................        (428)                                     (428)
Amounts receivable from exercise of stock options ..........................      (1,817)                                   (1,817)
Accumulated deficit ........................................................     (25,229)     (3,988)       3,988 (5)      (25,229)
Accumulated other comprehensive loss .......................................                     (11)          11 (5)            -
Treasury stock, at cost ....................................................        (250)                                     (250)
                                                                                --------     -------     --------         --------

             Total stockholders' equity ....................................       9,446      (2,363)       9,943           17,026
                                                                                --------     -------     --------         --------

                   Total liabilities, redeemable convertible preferred stock
                          and stockholders' equity .........................    $ 17,400     $ 5,764     $  3,118         $ 26,282
                                                                                ========     =======     ========         ========

                         SATCON TECHNOLOGY CORPORATION
                         UNAUDITED PRO FORMA COMBINED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                                           FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                                                -----------------------------------------------------------
                                                                   SATCON          LING           PRO FORMA       PRO FORMA
                                                                 HISTORICAL     HISTORICAL       ADJUSTMENTS      COMBINED
                                                                 ----------     ----------       -----------      --------
Revenue ....................................................     $  15,478     $     8,372                       $  23,850
                                                                 ---------     -----------        --------       ---------
Cost of revenue ............................................        15,339           6,213            (105)(1)      21,447
Selling, general and administrative expenses ...............         8,819           3,058                          11,877
Research and development expenses ..........................           726             188                             914
Goodwill amortization ......................................           371                             493 (2)         864
                                                                 ---------     -----------        --------       ---------
Total operating expenses ...................................        25,255           9,459             388          35,102
                                                                 ---------     -----------        --------       ---------
Operating loss .............................................        (9,777)         (1,087)           (388)        (11,252)
Loss from investment in Beacon Power Corporation ...........        (2,358)                                         (2,358)
Other losses ...............................................          (150)                                           (150)
Interest income ............................................            42                                              42
Interest expense ...........................................          (116)                                           (116)
                                                                 ---------     -----------        --------       ---------
Net loss before income taxes ...............................       (12,359)         (1,087)           (388)        (13,834)
Provision for income taxes .................................          --                                                --
                                                                 ---------     -----------        --------       ---------
Net loss ...................................................     $ (12,359)    $    (1,087)       $   (388)      $ (13,834)
                                                                 ---------     -----------        --------       ---------
Accretion of redeemable convertible preferred
 stock discount ............................................     $     (51)    $                  $              $     (51)
                                                                 ---------     -----------        --------       ---------
Net loss attributable to common stockholders ...............     $ (12,410)    $    (1,087)       $   (388)      $ (13,885)
                                                                 =========     ===========        ========       =========
Net loss per share, basic and diluted ......................     $   (1.35)                                      $   (1.40)
                                                                 =========                                       =========
Weighted average number of common shares, basic and diluted      9,176,041                                       9,946,041
                                                                 =========                                       =========

                         SATCON TECHNOLOGY CORPORATION
                         UNAUDITED PRO FORMA COMBINED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)


                                                                           FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                                                ----------------------------------------------------------
                                                                  SATCON          LING           PRO FORMA      PRO FORMA
                                                                HISTORICAL     HISTORICAL       ADJUSTMENTS      COMBINED
                                                                ----------     ----------       -----------      --------
Revenue ....................................................     $  15,486     $    12,234                       $  27,720
                                                                 ---------     -----------        --------       ---------
Cost of revenue ............................................        10,991           8,986            (109)(1)      19,868
Selling, general and administrative expenses ...............         4,787           3,584                           8,371
Research and development expenses ..........................           346              99                             445
Goodwill amortization ......................................           291                             493 (2)         784
                                                                 ---------     -----------        --------       ---------
Total operating expenses ...................................        16,415          12,669             384          29,468
                                                                 ---------     -----------        --------       ---------
Operating loss .............................................          (929)           (435)           (384)         (1,748)
Loss from investment in Beacon Power Corporation ...........        (3,542)                                         (3,542)
Interest income ............................................           180                                             180
Interest expense ...........................................           (10)                                            (10)
                                                                 ---------     -----------        --------       ---------
Net loss before income taxes ...............................        (4,301)           (435)           (384)         (5,120)
Provision for income taxes .................................             4                                               4
                                                                 ---------     -----------        --------       ---------
Net loss ...................................................     $  (4,305)    $      (435)       $   (384)      $  (5,124)
                                                                 =========     ===========        ========       =========
Net loss per share, basic and diluted ......................     $   (0.48)                                      $   (0.53)
                                                                 =========                                       =========
Weighted average number of common shares, basic and diluted      8,956,671                                       9,726,671
                                                                 =========                                       =========

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited pro forma combined consolidated balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on September 30, 1999.

    The following is a summary of adjustments reflected in the unaudited pro forma combined consolidated balance sheet:

(1)  Represents $70,000 of cash paid pursuant to the stock purchase agreement.
(2) Represents the adjustments to reflect the fair value of Ling's property, plant and equipment.
(3) Represents the purchase price of approximately $7,750,000, including direct acquisition costs of $100,000 of which approximately $18,000 had been incurred as of September 30, 1999, in excess of the fair value of the net assets acquired of approximately $4,300,000.
(4) Represents the contribution of the advance due the parent company of Ling to the equity of Ling prior to the acquisition.
(5) Represents the elimination of Ling's historical equity and the recording of the purchase price.

    The unaudited pro forma combined consolidated statements of operations have been prepared to reflect the acquisition as if it occurred on October 1, 1997. The excess of the purchase price over the fair value of the net assets acquired is being amortized on a straight-line basis over a 7-year period. Pro forma net loss per share has been computed using the weighted average shares of common stock outstanding adjusted for the issuance of 770,000 shares in connection with the acquisition.

    The following is a summary of adjustments reflected in the unaudited pro forma combined consolidated statements of operations:

(1) Represents the adjustment to depreciation expense to reflect the fair value of Ling's property, plant and equipment.
(2) Represents the amortization of goodwill associated with the acquisition of Ling.

                                  SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SATCON TECHNOLOGY CORPORATION



Date: January 4, 2000        By: /s/ David B. Eisenhaure
                                 -----------------------------------------------
                                 David B. Eisenhaure
                                 President, Chief Executive Officer and
                                 Chairman of the Board